EXHIBIT 99.1

Integer Holdings Corporation Reports First Quarter 2025 Results

~ Strong start to the year with 1Q25 financial results ~
~ Reiterating 2025 sales and adjusted operating income outlook; raising adjusted EPS outlook ~

PLANO, Texas, April 24, 2025 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR) today announced results for the three months ended March 28, 2025.

First Quarter 2025 Highlights (compared to First Quarter 2024, except as noted)

  Sales increased 7% to $437 million, with organic growth of 6%.
  GAAP operating income increased $11 million to $50 million, an increase of 28%. Non-GAAP adjusted operating income increased $9 million to $71 million, an increase of 14%.
  GAAP income (loss) from continuing operations decreased $43 million to a $22 million loss, primarily from debt conversion inducement expense related to the exchange of 2028 convertible notes. Non-GAAP adjusted net income increased $7 million to $46 million, an increase of 19%.
  GAAP diluted EPS from continuing operations decreased $1.25 to a loss of $0.66. Non-GAAP adjusted EPS increased $0.17 to $1.31.
  Adjusted EBITDA increased $11 million to $92 million, an increase of 14%.
  On March 18, 2025, Integer closed its offering of $1.0 billion aggregate principal amount of 1.875% convertible notes due 2030, resulting in an expected $13 million reduction to interest expense in 2025.
  From the end of 2024, total debt increased $245 million to $1.235 billion and Non-GAAP net total debt increased $275 million to $1.230 billion, primarily to finance the acquisitions of Precision Coating and VSi Parylene, and costs associated with the 2030 convertible note offering, resulting in a leverage ratio of 3.3 times adjusted EBITDA as of March 28, 2025.

“Integer started the year off strong with first quarter 2025 sales growing at 7% year-over-year as we continue to execute our strategy by launching new products and adding capabilities in targeted growth markets. Integer also delivered 14% adjusted operating income growth,” said Joseph Dziedzic, Integer’s president and CEO. “We continue to expect sales growth of 8% to 10% and are raising our adjusted net income growth outlook to 19% to 26%.”

Discussion of Product Line First Quarter 2025 Sales

  Cardio & Vascular sales increased 17% in the first quarter 2025 compared to the first quarter 2024, driven by new product ramps in electrophysiology and acquisitions, partially offset by the impact of fewer shipping days in the first quarter 2025 versus the first quarter 2024.
  Cardiac Rhythm Management & Neuromodulation sales increased 2% in the first quarter 2025 compared to the first quarter 2024, driven by strong growth in emerging neuromodulation customers with PMA (pre-market approval) products and normalized cardiac rhythm management growth, offset by the impact of fewer shipping days in the first quarter 2025 versus the first quarter 2024.
  Other Markets sales decreased 37% in the first quarter 2025 compared to the first quarter 2024, primarily driven by the planned multi-year Portable Medical exit announced in 2022.

2025 Outlook(a)

  2025 Outlook is updated to reflect the estimated full year impact of the convertible note offering completed in the first quarter 2025.
(dollars in millions, except per share amounts)	GAAP		Non-GAAP(b)
	As Reported	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$1,846 to $1,880	8% to 10%	N/A	N/A
Operating income	$242 to $258	16% to 24%	$315 to $331	11% to 16%
EBITDA	N/A	N/A	$401 to $422	11% to 17%
Income from continuing operations	$108 to $120	(11)% to (1)%	$218 to $231	19% to 26%
Diluted earnings per share	$3.00 to $3.36	(14)% to (4)%	$6.15 to $6.51	16% to 23%
Cash flow from operating activities(c)	$235 to $255	15% to 24%	N/A	N/A

(a)	Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for adjusted operating income, adjusted EBITDA, adjusted net income and adjusted earnings per share (“EPS”), included in our “2025 Outlook” above, and adjusted total interest expense, adjusted effective tax rate and leverage ratio in “Supplemental Financial Information” below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b)	Adjusted operating income for 2025 consists of GAAP operating income, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, and acquisition and integration costs, totaling approximately $74 million, pre-tax.

Adjusted net income for 2025 consists of GAAP income from continuing operations, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, acquisition and integration costs, debt conversion inducement expense, and gain or loss on equity investments totaling approximately $121 million, pre-tax. The after-tax impact of these items is estimated to be approximately $111 million, or approximately $3.09 per diluted share.

Adjusted EPS for 2025 consists of GAAP diluted EPS from continuing operations, excluding the after-tax impact of the Adjusted net income items noted above and the estimated dilution resulting from the potential conversion of our 2028 Convertible Notes expected to be offset by capped call option contracts, which is approximately $0.06 per diluted share.

Adjusted EBITDA is expected to consist of adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $183 million to $191 million.

(c)	Prior year cash flow from operating activities included an immaterial amount related to discontinued operations.

Supplemental Financial Information

(dollars in millions)	2025 Outlook	2024 Actual
Depreciation and amortization	$114 to $124	$107
Adjusted total interest expense(a)	$40 to $42	$56
Stock-based compensation	$23 to $26	$24
Restructuring, acquisition and other charges(b)	$14 to $18	$22
Adjusted effective tax rate(c)	19.0% to 21.0%	18.3%
Leverage ratio(d)	2.5x to 3.5x	2.6x
Capital expenditures(e)	$110 to $120	$105
Cash income tax payments	$40 to $44	$36

(a)	Adjusted total interest expense refers to our expected full-year GAAP interest expense, expected to range from $41 million to $43 million for 2025, adjusted to remove the full-year impact of charges associated with the accelerated write-off of debt discounts and deferred issuance costs (loss on extinguishment of debt) included in GAAP interest expense, if any. There were no adjustments to GAAP interest expense for 2024.

(b)	Restructuring, acquisition and other charges consists of restructuring and restructuring-related charges, acquisition and integration costs, other general expenses and incremental costs of complying with the new European Union medical device regulations.

(c)	Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 26.0% to 28.0% for 2025, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items. Adjusted effective tax rate of 18.3% for 2024 consists of GAAP effective tax rate of 18.0% adjusted to reflect the impact on the income tax provision related to Non-GAAP adjustments.

(d)	Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding leverage ratio.

(e)	Capital expenditures is calculated as cash used to acquire property, plant, and equipment (“PP&E”) less cash proceeds from the sale of PP&E.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended
	March 28, 2025	March 29, 2024	QTD Change
Operating income	$49,552	$38,701	28.0%
Income (loss) from continuing operations	$(22,465)	$20,591	NM
Diluted EPS from continuing operations	$(0.66)	$0.59	NM

EBITDA(a)	$31,638	$64,496	(50.9)%
Adjusted EBITDA(a)	$91,509	$80,229	14.1%
Adjusted operating income(a)	$70,923	$62,195	14.0%
Adjusted net income(a)	$45,938	$38,668	18.8%
Adjusted EPS(a)	$1.31	$1.14	14.9%

(a)	EBITDA, adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

NM - Calculated change not meaningful.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024	QTD Change	Organic Change(a)
Product Line Sales
Cardio & Vascular	$258,871	$221,851	16.7%	10.9%
Cardiac Rhythm Management & Neuromodulation	160,345	156,931	2.2%	2.2%
Other Markets	18,176	29,014	(37.4)%	(22.9)%
Total Sales	$437,392	$407,796	7.3%	6.3%

(a)	Organic sales change is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts to the closest corresponding GAAP financial measures.

Planned CEO Succession

In a separate press release issued today, the Company announced that Mr. Dziedzic will retire as President and Chief Executive Officer and will step down from the Board of Directors, effective October 24, 2025. At that time, Payman Khales, Chief Operating Officer, will assume the President and CEO position and join the Company’s Board. Mr. Dziedzic will serve as an advisor to the Company through March 31, 2026.

Conference Call Information

The Company will host a conference call on Thursday, April 24, 2025, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (800) 715-9871 (U.S.) or (646) 307-1963 (outside U.S.) and the conference ID is 3120125. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®

Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device contract development and manufacturing organizations (CDMO) in the world, serving the cardiac rhythm management, neuromodulation, and cardio and vascular markets. As a strategic partner of choice to medical device companies and OEMs, Integer is committed to enhancing the lives of patients worldwide by providing innovative, high-quality products and solutions. The company's brands include Greatbatch Medical® and Lake Region Medical®. Additional information is available at www.integer.net.

Investor Relations:

Kristen Stewart
551.337.3973
kristen.stewart@integer.net

Notes Regarding Non-GAAP Financial Information

In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, and organic sales change. Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

Adjusted net income and adjusted EPS consist of GAAP income (loss) from continuing operations and diluted EPS from continuing operations, respectively, adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets, (ii) certain legal expenses; (iii) restructuring and restructuring-related charges; (iv) acquisition and integration related costs; (v) other general expenses; (vi) (gain) loss on equity investments; (vii) extinguishment of debt charges, (viii) debt conversion inducement expense; (ix) European Union medical device regulation incremental charges; (x) inventory step-up amortization; (xi) unusual, or infrequently occurring items; (xii) the income tax provision (benefit) related to these adjustments and (xiii) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by adjusted weighted average shares.

The weighted average shares used to calculate diluted EPS in accordance with GAAP includes dilution, when applicable, resulting from the potential conversion of our 2028 Convertible Notes and 2030 Convertible Notes (collectively, the “Convertible Notes”). In connection with the issuance of the Convertible Notes, we entered into capped call contracts which are expected to reduce the potential dilution on our common stock in connection with any conversion of the Convertible Notes, subject to a cap. Adjusted weighted average shares consists of GAAP weighted average shares used to calculate diluted EPS, including, when applicable, dilutive common stock equivalents that were excluded from weighted average shares used to calculate diluted EPS as their inclusion would be anti-dilutive and excluding, when applicable, dilution resulting from the potential conversion of our Convertible Notes expected to be offset by the capped call contracts.

EBITDA is calculated by adding back interest expense, provision for income taxes, depreciation expense, and amortization expense from intangible assets and financing leases, to income (loss) from continuing operations, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (i), (vii), (xii) and (xiii). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (vi), (vii), (viii), (xii) and (xiii).

Organic sales change is reported sales growth adjusted to remove the impact of foreign currency, the contribution of acquisitions and the strategic exit of the Portable Medical market. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue. For contribution of acquisitions, we exclude the impact on the growth rate attributable to the contribution of acquisitions in all periods where there were no comparable sales. For the strategic exit of the Portable Medical market, we exclude the impact on the growth rate attributable to Portable Medical sales for all periods presented.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic sales change, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: our 2025 outlook, including with respect to future sales, cash flows from operating activities, expenses, and profitability; 2025 outlook for depreciation and amortization, interest expense, stock based compensation, restructuring, acquisition and other charges, tax rate, leverage ratio, capital expenditures and cash tax payments; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A, “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as our dependence upon a limited number of customers; pricing pressures and contractual pricing restraints we face from customers; our reliance on third-party suppliers for raw materials, key products and subcomponents; interruptions in our manufacturing operations; our ability to attract, train and retain a sufficient number of qualified associates to maintain and grow our business; the potential for harm to our reputation and competitive advantage caused by quality problems related to our products; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; global climate change and the emphasis on Environmental, Social and Governance matters by various stakeholders; our dependence upon our senior management team and key technical personnel; and consolidation in the healthcare industry resulting in greater competition;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial and indebtedness risks, such as our ability to accurately forecast future performance based on operating results that often fluctuate; our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under the credit agreement governing our Senior Secured Credit Facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; the conditional conversion features of our Convertible Notes adversely impacting our liquidity; the conversion of our Convertible Notes diluting ownership interests of existing holders of our common stock; the counterparty risk associated with our capped call transactions; the financial and market risks related to our international sales and operations; our complex international tax profile; and our ability to realize the full value of our intangible assets;
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability to comply with customer-driven policies and third-party standards or certification requirements; our ability to obtain and/or retain necessary licenses from third parties for new technologies; our ability and the cost to comply with environmental regulations; legal and regulatory risks from our international operations; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; and our business being indirectly subject to healthcare industry cost containment measures that could result in reduced sales of our products; and
  other risks and uncertainties that arise from time to time.

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$31,711	$46,543
Accounts receivable, net	276,235	245,269
Inventories	260,103	247,126
Contract assets	102,930	103,772
Prepaid expenses and other current assets	31,224	28,409
Total current assets	702,203	671,119
Property, plant and equipment, net	495,963	465,798
Goodwill	1,082,385	1,017,729
Other intangible assets, net	856,208	778,286
Deferred income taxes	8,370	8,309
Operating lease assets	99,147	86,082
Financing lease assets	29,928	27,689
Other long-term assets	23,499	22,959
Total assets	$3,297,703	$3,077,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11	$10,000
Accounts payable	112,023	101,498
Operating lease liabilities	8,708	7,352
Accrued expenses and other current liabilities	85,661	108,323
Total current liabilities	206,403	227,173
Long-term debt	1,235,204	980,153
Deferred income taxes	111,201	124,608
Operating lease liabilities	85,688	77,702
Financing lease liabilities	24,998	23,760
Other long-term liabilities	27,505	25,360
Total liabilities	1,690,999	1,458,756
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	754,021	741,977
Treasury stock	(26,858)	—
Retained earnings	868,760	891,247
Accumulated other comprehensive income (loss)	10,746	(14,043)
Total stockholders’ equity	1,606,704	1,619,215
Total liabilities and stockholders’ equity	$3,297,703	$3,077,971

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 28, 2025	March 29, 2024
Sales	$437,392	$407,796
Cost of sales	317,074	299,523
Gross profit	120,318	108,273
Operating expenses:
Selling, general and administrative	51,160	46,435
Research, development and engineering	14,201	15,274
Restructuring and other charges	5,405	7,863
Total operating expenses	70,766	69,572
Operating income	49,552	38,701
Interest expense	14,805	13,991
Gain on equity investments	(181)	(1,136)
Other loss, net	47,927	1,007
Income (loss) from continuing operations before taxes	(12,999)	24,839
Provision for income taxes	9,466	4,248
Income (loss) from continuing operations	(22,465)	20,591
Loss from discontinued operations, net of tax	(22)	(83)
Net income (loss)	$(22,487)	$20,508

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.66)	$0.62
Loss from discontinued operations	$—	$—
Basic earnings (loss) per share	$(0.66)	$0.61

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.66)	$0.59
Loss from discontinued operations	$—	$—
Diluted earnings (loss) per share	$(0.66)	$0.59

Weighted average shares outstanding:
Basic	33,916	33,478
Diluted	33,916	34,993

Condensed Consolidated Statements of Cash Flows - Unaudited (a)
(in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024
Cash flows from operating activities:
Net income (loss)	$(22,487)	$20,508
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,832	26,185
Debt related charges included in interest expense	1,882	931
Debt conversion inducement expense	46,681	—
Inventory step-up amortization	—	1,056
Stock-based compensation	6,880	6,848
Non-cash lease expense	2,455	2,295
Non-cash gains on equity investments	(181)	(1,136)
Other non-cash losses	2,574	805
Deferred income taxes	4,055	—
Gain on sale of discontinued operations	(46)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(18,232)	7,667
Inventories	(7,695)	(17,271)
Prepaid expenses and other assets	(1,169)	(4,208)
Contract assets	1,219	(5,255)
Accounts payable	10,207	2,669
Accrued expenses and other liabilities	(23,495)	(19,026)
Income taxes payable	(1,204)	1,171
Net cash provided by operating activities	31,276	23,239
Cash flows from investing activities:
Acquisition of property, plant and equipment	(25,218)	(29,072)
Proceeds from sale of property, plant and equipment	5	—
Acquisitions, net	(171,954)	(139,126)
Net cash used in investing activities	(197,167)	(168,198)
Cash flows from financing activities:
Principal payments of long-term debt	(613,683)	—
Proceeds from issuance of convertible notes, net of discount	977,500	—
Proceeds from revolving credit facility	216,000	192,000
Payments of revolving credit facility	(342,000)	(12,000)
Purchase of capped calls	(71,000)	—
Proceeds from the exercise of stock options	—	313
Tax withholdings related to net share settlements of restricted stock unit awards	(14,132)	(9,348)
Principal payments on finance leases	(1,177)	(8,386)
Other financing activities	70	715
Net cash provided by financing activities	151,578	163,294
Effect of foreign currency exchange rates on cash and cash equivalents	(519)	147
Net increase (decrease) in cash and cash equivalents	(14,832)	18,482
Cash and cash equivalents, beginning of period	46,543	23,674
Cash and cash equivalents, end of period	$31,711	$42,156

(a)	The Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Table A: Adjusted Net Income and Diluted EPS from Continuing Operations Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	March 28, 2025			March 29, 2024
	Pre-Tax	Net of Tax	Per Diluted Share(a)	Pre-Tax	Net of Tax	Per Diluted Share(a)
Income (loss) from continuing operations (GAAP)	$(12,999)	$(22,465)	$(0.66)	$24,839	$20,591	$0.59
Adjustments(b):
Amortization of intangible assets	14,851	11,949	0.34	13,351	10,745	0.32
Certain legal expenses (SG&A)(c)	102	81	—	—	—	—
Restructuring and restructuring-related charges(d)	1,102	889	0.03	1,887	1,587	0.05
Acquisition and integration costs(e)	4,742	3,751	0.11	6,335	5,024	0.15
Other general expenses(f)	(1)	(1)	—	118	88	—
Gain on equity investments(g)	(181)	(143)	—	(1,136)	(897)	(0.03)
Loss on extinguishment of debt(h)	737	582	0.02	—	—	—
Debt conversion inducement expense(i)	46,681	46,681	1.33	—	—	—
Medical device regulations(j)	250	197	0.01	275	217	0.01
Other adjustments(k)	325	256	0.01	472	373	0.01
Inventory step-up amortization (COS)(l)	—	—	—	1,056	834	0.02
Tax adjustments(m)	—	4,161	0.12	—	106	—
Impact of capped call option contracts(n)	—	—	0.02	—	—	0.02
Adjusted net income (non-GAAP)	$55,609	$45,938	$1.31	$47,197	$38,668	$1.14

Weighted average shares for diluted EPS (GAAP)		33,916			34,993
Add: Dilutive common stock equivalents(a)		2,036			—
Less: Convertible Notes capped call options impact		(803)			(1,028)
Adjusted weighted average shares (non-GAAP)		35,149			33,965

(a)	Income from continuing operations (GAAP) per diluted share amounts are calculated in accordance with GAAP using weighted average shares for diluted EPS. The per share amounts for the adjustments in the table above and adjusted net income are calculated using adjusted weighted average shares. For purposes of measuring diluted loss per share under GAAP, common stock equivalents were excluded from weighted average shares for the first quarter of 2025 as their inclusion would be anti-dilutive. However, for purposes of computing Adjusted EPS, the Company has included the impact of dilutive common stock equivalents for the first quarter of 2025.

(b)	The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(c)	Certain legal expenses associated with non-ordinary course legal matters.

(d)	We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities.

(e)	Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration.

(f)	Other general expenses are discrete transactions occurring sporadically and affect period-over-period comparisons.

(g)	Amounts reflect our share of equity method investee (gains) losses including unrealized appreciation/depreciation of the underlying interests of the investee.

(h)	Loss on extinguishment of debt consists of accelerated write-offs of unamortized deferred debt issuance costs and discounts, which are included in interest expense.

(i)	Debt conversion inducement expense relates to the partial exchange of the 2028 Convertible Notes and is recorded within Other loss, net in the Condensed Consolidated Statements of Operations.

(j)	The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(k)	Amount primarily relates to costs associated with certain formal strategic projects. Strategic projects primarily involve system reconfiguration to support our manufacturing excellence operational strategic imperative and investments in certain technology and platform development to align our capabilities to meet customer needs.

(l)	The accounting associated with our acquisitions requires us to record inventory at its fair value, which is sometimes greater than the previous book value of inventory. The increase in inventory value is amortized to cost of sales over the period that the related inventory is sold. We exclude inventory step-up amortization from our non-GAAP financial measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results.

(m)	Tax adjustments predominately relate to changes to uncertain tax benefits and associated interest. The first quarter of 2025 includes a $4.1 million write off of a deferred tax asset related to a portion of the unamortized original issue discount due to the partial exchange of the 2028 Convertible Notes.

(n)	Represents the per share amount attributable to the reduction in dilution upon assumed exercise of the capped call option contracts.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024
Operating income (GAAP)	$49,552	$38,701
Adjustments:
Amortization of intangible assets	14,851	13,351
Certain legal expenses	102	—
Restructuring and restructuring-related charges	1,102	1,887
Acquisition and integration costs	4,742	6,335
Other general expenses	(1)	118
Medical device regulations	250	275
Other adjustments	325	472
Inventory step-up amortization	—	1,056
Adjusted operating income (non-GAAP)	$70,923	$62,195

Table C: EBITDA Reconciliations
(in thousands)

	Three Months Ended
	March 28, 2025	March 29, 2024
Income (loss) from continuing operations (GAAP)	$(22,465)	$20,591

Interest expense	14,805	13,991
Provision for income taxes	9,466	4,248
Depreciation(a)	13,986	11,814
Amortization of intangible assets and financing leases	15,846	13,852
EBITDA (non-GAAP)	31,638	64,496
Stock-based compensation	6,851	6,726
Certain legal expenses	102	—
Restructuring and restructuring-related charges	1,102	1,887
Acquisition and integration costs	4,742	6,335
Other general expenses	(1)	118
Gain on equity investments	(181)	(1,136)
Debt conversion inducement expense	46,681	—
Medical device regulations	250	275
Other adjustments	325	472
Inventory step-up amortization	—	1,056
Adjusted EBITDA (non-GAAP)	$91,509	$80,229

(a)	Excludes amounts included in Restructuring and restructuring-related charges.

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Foreign Currency(a)	Impact of Strategic Exits and Acquisitions(a)	Non-GAAP Organic Change
QTD Change (1Q 2025 vs. 1Q 2024)
Product Line
Cardio & Vascular	16.7%	0.2%	5.6%	10.9%
Cardiac Rhythm Management & Neuromodulation	2.2%	—%	—%	2.2%
Other Markets	(37.4)%	—%	(14.5)%	(22.9)%
Total Sales	7.3%	0.1%	0.9%	6.3%

(a)	Sales growth has been adjusted to exclude the impact of foreign currency exchange rate fluctuations, when applicable, and strategic exits and acquisitions.

Table E: Net Total Debt Reconciliation
(in thousands)

	March 28, 2025	December 31, 2024
Total debt	$1,235,215	$990,153
Add: Debt discounts and deferred issuance costs included in Total debt	26,097	10,841
Total principal amount of debt outstanding	1,261,312	1,000,994
Less: Cash and cash equivalents	31,711	46,543
Net Total Debt (Non-GAAP)	$1,229,601	$954,451